EXHIBIT 32.1

CERTIFICATION OF PERIODIC REPORT

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

18 U.S.C. Section 1350

We, the undersigned officers of EquiFin, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

a.                                       the Annual Report on Form 10-KSB of the Company for the annual period ended December 31, 2003 (the “Report”), fully complies with the  requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

b.                                      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 30, 2004	/s/ Walter M. Craig, Jr.
Walter M. Craig, Jr.
President and Chief Executive Officer

Dated: March 30, 2004	/s/ Daniel T. Murphy
Daniel T. Murphy
Chief Financial Officer